EXHIBIT 5

                                KRYS BOYLE, P.C.
                               Attorneys at Law
(303) 893-2300      600 17th Street, Suite 2700 S. Tower   FAX (303) 893-2882
                             Denver, Colorado 80202

                                March 26, 2003

Recom Managed Systems, Inc.
Suite 203
4705 Lauren Canyon Boulevard
Studio City, CA  91607

     Re:  SEC Registration Statement on Form S-8

Gentlemen:

     We are counsel for Recom Managed Systems, Inc., a Delaware corporation (the "Company") in connection with its registration under the Securities Act of 1933, as amended (the "Act"), of 500,000 shares of common stock which may be issued upon, the grant of shares of common stock or the exercise of options granted under the Company's 2003 Nonqualified Stock Option and Stock Plan through a Registration Statement on Form S-8 as to which this opinion is a part, to be filed with the Securities and Exchange Commission (the "Commission").

     In connection with rendering our opinion as set forth below, we have reviewed and examined originals or copies identified to our satisfaction of the following:

     (1) Articles of Incorporation of the Company as filed with the Secretary of State of the State of Delaware, as amended.

     (2) Minute book containing the written deliberations and resolutions of the Board of Directors and Shareholders of the Company.

     (3)  The Registration Statement.

     (4) The exhibits to the Registration Statement to be filed with the Commission.

     We have examined such other documents and records, instruments and certificates of public officials, officers and representatives of the Company, and have made such other investigations as we have deemed necessary or appropriate under the circumstances.

     Based upon the foregoing and in reliance thereon, it is our opinion that the 500,000 shares of the Company's $.001 par value common stock which may be issued upon, the grant of shares of common stock or the exercise of options under the 2003 Nonqualified Stock Option and Stock Plan will, upon the purchase, receipt of full payment, issuance and delivery in accordance with the terms of such options, be duly and validly authorized, legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the referenced Registration Statement on Form S-8.

                                    Very truly yours,

                                    KRYS BOYLE, P.C.



                                    By:/s/ Jon D. Sawyer
                                       Jon D. Sawyer